Exhibit 23.2


             CONSENT OF HEIN + ASSOCIATES LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-25063) pertaining to the Director and Employee Stock Options and 1996 Stock Option Plan and in the related Prospectuses of our report dated February 19, 2002, with respect to the financial statements and schedule of Digital Power Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.

                                                /s/ Hein + Associates LLP
                                                -------------------------
March 19, 2003                                  Hein + Associates LLP